EXHIBIT 23.1






                    INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 333-08527 of IPALCO Enterprises Inc. on Form S-3 and Statements No. 33-40316, No.33-45615, No.33-53260, No.33-50815, No.33-52039, No.33-60915, No.33-60921,
No.333-28543, No. 333-93673 and No. 333-93675 on Form S-8 of our report dated
January 20, 2000, appearing in this Annual Report on Form 10-K of IPALCO Enterprises, Inc. for the year ended December 31, 1999.









DELOITTE & TOUCHE LLP

Indianapolis, Indiana
March 1, 2000